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                                                                   Exhibit 4(q)



                      FIRST AMENDMENT TO NOTE AGREEMENT


This First Amendment to the Note Agreement (the "Amendment") is entered into as of the seventh day of June, 1995, between CLEVELAND-CLIFFS INC, an Ohio corporation (the "Company"), having an address at 1100 Superior Avenue, Cleveland, Ohio 44114-2589, and each Purchaser named in Schedule I to the Note Agreement, dated as of May 1, 1992 ("Note Agreement").


                              R E C I T A L S :


The Company has requested that the Note Agreement be amended in certain particulars as set forth in this Amendment.

Terms used herein but not defined herein shall have the meaning set forth in the Note Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1. RECITALS INCORPORATED. The Recitals set forth above are incorporated herein by reference.

2.  AMENDMENT TO THE NOTE AGREEMENT.

    2.1 Section 5.2 of the Note Agreement is deleted in its entirety and the following inserted in lieu thereof:

         "SECTION 5.2. INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or similar business and owning and operating similar properties. The Company will provide an officer's certificate each quarter to the holders of the Notes stating that the Company is in compliance with this Section 5.2.
    Such officer's certificate shall be furnished by an authorized financial officer of the Company at the same time as the officer's certificates required in Section 5.15(g) of the Note Agreement."

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, by its execution and delivery of this Amendment, hereby represents and warrants to the Purchasers as follows:





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    3.1  As of the date of this Amendment, no Default or Event of Default under the Note Agreement, or under any other agreement to which the Company is subject, exists or is continuing, after giving effect to the amendment set forth herein.

    3.2  The representations and warranties of the Company referred to in
Section 3.1 of the Note Agreement are true and correct and complete in all material respects as if made on the date hereof, except as to those representations and warranties made as of a specific date, which are true and correct and materially complete as of such date.

    3.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company, taken as a whole, since May 1, 1992.

    3.4 This Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

    3.5 The Company has not modified any agreement with any creditor of the Company, other than by this Amendment, unless the Company has disclosed the terms of such modification to the Purchasers in writing.

4.  MISCELLANEOUS.

    4.1 Except as expressly set forth in this Amendment, the terms of this Amendment shall not operate as a waiver by the Purchasers of any provisions of, or otherwise prejudice, remedies or powers under the Note Agreement, the Notes or applicable law and shall not operate as a waiver of or otherwise prejudice any rights it may have against any other Person. Except as set forth in this Amendment, none of the terms or provisions of either the Note Agreement or the Notes shall be deemed to be modified hereby, and each of the Note Agreement and the Notes, as modified herein, shall continue in full force and effect.

    4.2 Delivery of this Amendment is conditioned upon satisfaction of the terms set forth in Section 7.1 of the Note Agreement.

    4.3 All headings and captions preceding the text of the several sections of this Amendment are intended solely for convenience of reference and shall not constitute a part of this Amendment, nor shall they affect its meaning, construction or effect.

    4.4 This Amendment embodies the entire agreement and understanding among the Company and the Purchasers with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

    4.5 This Amendment shall be governed by, and construed and enforced in accordance with the law of the State of Illinois.

    4.6 This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.





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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers as of the date first written above.


CLEVELAND-CLIFFS INC


By: Cynthia B. Bezik
    -------------------------
Its: Treasurer


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, as holder of $25,000,000 8.51% Series A Notes and $18,000,000 8.84% Series B Notes


By: Sarah J. Pitts                       By: Austin Ramzy
    -------------------------                -----------------------------
Its: Counsel                             Its: Assistant Director
                                              Investment Securities

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY    $15,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


FEDERATED LIFE INSURANCE COMPANY               $1,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


FEDERATED MUTUAL INSURANCE COMPANY             $1,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


LIFE OF MARYLAND, INC.                         $2,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President





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LIFE INSURANCE COMPANY OF THE SOUTHWEST         $4,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY -
  SEPARATE ACCOUNT F                            $1,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------

Its: Vice President


THE RELIABLE LIFE INSURANCE COMPANY             $1,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


NATIONAL TRAVELERS LIFE COMPANY                 $1,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


MUTUAL TRUST LIFE INSURANCE COMPANY             $1,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President





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THE BALTIMORE LIFE INSURANCE COMPANY            $2,000,000

By MIMLIC Asset Management Company


By: Loren A. Haugland
    -------------------------
Its: Vice President


PROVIDENT MUTUAL LIFE INSURANCE COMPANY
  OF PHILADELPHIA                          Amount of Note:  $1,500,000.00


By: James Kestner
    -------------------------
Its: Vice President


PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY
  OF AMERICA                               Amount of Note:  $1,500,000.00


By: James Kestner
    -------------------------
Its: Vice President





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